                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT, dated as of the 12th day of June, 2003
(the "Agreement"), is made by and among Celebrity Entertainment, Inc., a
Delaware corporation (the "Company"); James J. McNamara and J. William Metzger
(the "Shareholders"), Injecto-Matic Systems, Inc., an Ontario corporation
("INJECTO"); and James Angus ("ANGUS") acting on behalf of the shareholders and special warrant holders of INJECTO (the "Sellers").

                              W I T N E S S E T H:

         WHEREAS, the Sellers own 100% of the shares and special warrants of the capital of INJECTO, in the denominations as set forth opposite their respective names on Schedule I to this Agreement which shares and special warrants constitute all of the issued and outstanding shares and special warrants of capital stock of INJECTO (the "INJECTO Shares").

         WHEREAS, the Sellers have given ANGUS the authority, pursuant to a depository agreement dated January 23, 2003 (the "Depository Agreement"), to execute this Share Exchange Agreement on their behalf. Annexed hereto and attached as Schedule II, is a copy of the Depository Agreement.

         WHEREAS, the Company desires to acquire from the Sellers, and the
Sellers desire to sell to the Company, all of the INJECTO Shares in exchange
(the "Exchange") for the issuance by the Company to the Sellers and/or their designees of an aggregate of 14,687,310 shares (the "Company Shares") of the
Company's common stock, par value $0.0001 per share (the "Company Common Stock")
and a total of 1,540,000 warrants, (the "Company Warrants") substantially exercisable on the same terms as the INJECTO warrants to be issued to the
Sellers and their designees, on the terms and conditions set forth below, which, after giving effect to the Exchange and the other issuances referred to in the following paragraph, will represent no less than 75% of the issued and outstanding shares of the capital stock of the Company on a fully diluted basis.

         WHEREAS, the Shareholders are shareholders, officers and directors of the Company and will benefit from the transactions contemplated herein,

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                               EXCHANGE OF SHARES

     1.1   Exchange of Shares. Subject to the terms and conditions of this
Agreement, on the Closing Date (as hereinafter defined):

                  (a)   the Company shall issue and deliver to each of the
Sellers and their designees the number of authorized but unissued shares of
Company Common Stock and Company Warrants set forth opposite such Seller's and designee's names set forth on Schedule I hereto, and

                  (b)   each Seller agrees to deliver to the Company, the number
of issued shares and warrants of INJECTO set forth opposite such Seller's name on Schedule I hereto along with an appropriately executed stock power endorsed in favor of the Company.

     1.2   Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of the
Company on June 12, 2003 (the "Closing Date") at 10:00 a.m., or at such other place as the Company and the Sellers may agree.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                THE SHAREHOLDERS

                  The Company and the Shareholders represent and warrant,
jointly and severally,  to each of the Sellers that now and/or as of the Closing:

     2.1   Due Organization and Qualification; Subsidiaries; Due Authorization.

                  The Company is a corporation duly incorporated, validly
existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. The
Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

                  The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

                  The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     2.2   No Conflicts or Defaults.  The execution and delivery of this
Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or
By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company,
(iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv)
accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

     2.3   Capitalization.  The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of twenty-five million (25,000,000) shares of Common Stock par value
$.0001 per share, of which 262,690 shares are issued and outstanding as of the date hereof; and 2,000,000 shares of $.01 par value Preferred Stock authorized, of which 1,064,000 shares of Class A 8% convertible stock are issued or outstanding. All of the outstanding shares of Common Stock are, and the Company
Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares, will not be issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock, other than those stipulated in this Agreement. The Company has not granted registration rights to any person.

     2.4   Financial Statements. Item 2.4 of the Disclosure Schedule contains copies of the consolidated balance sheets of the Company at December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, as audited by
Holyfield & Thomas, LLC, certified public accountants (all such statements being the "Company Financial Statements"). The Company Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

     2.5   Further Financial Matters. Except for Item 2.5 of the Disclosure
Schedule, the Company does not have any (a) assets of any kind or (b)
liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the
Company Financial Statements.

     2.6   Taxes. The Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports, as well as filings in any jurisdiction required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever through 1997 (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct
(and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of the
Company has been audited or, is presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). Except for
Item 2.6 of the Disclosure Schedule, there are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes.
All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance
Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the
Financial Statements.

     2.7   Indebtedness; Contracts; No Defaults.

                  (a)   Item 2.7 of the Disclosure Schedule sets forth a true,
complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the
Company or any Subsidiary is a party.

                  (b)   Except as disclosed in Item 2.7 of the Disclosure
Schedule, neither the Company, nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

     2.8   Real Property. Item 2.8 of the Disclosure Schedule sets forth a true and complete list of all real property owned by, or leased or subleased by or to, the Company.

     2.9   Compliance with Law. The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

                  (a)   The Company is in compliance with all applicable
federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the
Company has reason to believe are likely to give rise to any liability or other obligations of the Company or any Subsidiary under any environmental laws.

     2.10  Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

     2.11  Litigation. Except as disclosed in Item 2.11 of the Disclosure
Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the
Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter in respect of its business.

     2.12  Insurance. The Company does not currently maintain any form of insurance.

     2.13  Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

     2.14  Employee Benefit Plans. The Company does not maintain, nor has the
Company maintained in the past, any employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal
Revenue Code of 1986 (the "Code") (including, without limitation, under Section
414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

     2.15  Patents; Trademarks and Intellectual Property Rights. The Company
does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

     2.16  Brokers. Except as set forth on Item 2.16 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

     2.17  Affiliate Transactions. Except as disclosed in Item 2.17 of the
Disclosure Schedule neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned
Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

     2.18  Trading. The Company is a company in good standing under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company does not have shares listed for trading but is eligible for trading on the NASD
Pink Sheets and the NASD Over The Counter Bulletin Board.

     2.19  Compliance. The Company has complied with all applicable  foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Exchange Act and the Securities Act of 1933, as amended and is current in its filings.

     2.20  Filings. None of the filings made by the Company under the Securities
Act or the Exchange act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     2.21  Financial Statements. All filings and financial statements are true and complete and in compliance with the Sarbanes-Oxley Act of 2002 insofar as its provisions are applicable.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         INJECTO and ANGUS represent and warrant to the Company that now and/or as of the Closing:

     3.1   Due Organization and Qualification; Subsidiaries; Due Authorization.

                  (a)   INJECTO and each Subsidiary of INJECTO is a corporation
duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. INJECTO and each Subsidiary is licensed or otherwise permitted to carry on business in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of INJECTO and its Subsidiaries taken as a whole.

                  (b)   INJECTO does not own, directly or indirectly, any
capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in Item 3.1 of the Disclosure Schedule. Except as set forth in Item 3.1 of the Disclosure Schedule, each Subsidiary is wholly owned by INJECTO, all the outstanding shares of capital stock of each Subsidiary are owned free and clear of all liens, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling any Subsidiary to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of any Subsidiary.

                  (c)   Each of INJECTO and the Sellers has all requisite power
and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of INJECTO and the Sellers has taken all corporate action necessary for the execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby, and this
Agreement constitutes the valid and binding obligation of each of INJECTO and the Sellers, enforceable against each of INJECTO and the Sellers in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     3.2   No Conflicts or Defaults. The execution and delivery of this
Agreement by each of INJECTO and the Sellers and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of INJECTO, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which INJECTO, any of the
Subsidiaries or any Seller is a party or by which INJECTO, any of the
Subsidiaries or any Seller or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which INJECTO, any of the Subsidiaries or any Seller or any of their respective assets are subject,
(ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of INJECTO or any of the Subsidiaries, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which INJECTO or any of the
Subsidiaries is a party or by which INJECTO or any of the Subsidiaries or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which INJECTO, or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

     3.3   Capitalization. The authorized capital stock of INJECTO consists of unlimited number of common shares, of which 8,708,473 common shares are issued and outstanding. The Company has 4,907,775 special warrants outstanding which entitle the holder to acquire without further consideration one common share of
INJECTO and one half of a warrant to purchase common shares of INJECTO, with each whole warrant being exercisable for one common share. Set forth in Item
3.3A of the Disclosure Schedule is a list of all holders of the equity of
INJECTO, setting forth their names, addresses and number of shares owned. All of the outstanding common shares of INJECTO are, and the INJECTO Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to INJECTO Shares, will not be transferred in violation of any rights of third parties. Other than as disclosed in Item 3.3B of the Disclosure Schedule the
INJECTO Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling INJECTO to issue, sell, redeem or repurchase any of its securities, and except as set out herein,there is no outstanding security of any kind convertible into or exchangeable for Common Stock.

     3.4   Taxes. Except as indicated in Item 3.4 of the Disclosure Schedule, each of INJECTO and the Subsidiaries has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes
(and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of INJECTO and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by INJECTO or a
Subsidiary, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in
Item 3.4 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.4 of the
Disclosure Schedule, no tax return or tax return liability of INJECTO or any
Subsidiary has been audited or, is presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.4 of the Disclosure
Schedule, neither INJECTO nor any Subsidiary has given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of INJECTO for past due Taxes. Except as indicated in Item 3.4 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of
INJECTO and each Subsidiary, have been paid or shall be paid prior to the
Closing and have been duly provided for on the books and records of INJECTO and in the INJECTO Financial Statements.

     3.5   Indebtedness; Contracts; No Defaults.

                  (a)   Item 3.5 of the Disclosure Schedule sets forth a true,
complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which INJECTO or any Subsidiary is a party (collectively, the "INJECTO Operating Agreements").
An agreement shall not be considered material for the purposes of this Section
3.5(a) if it provides for expenditures or receipts of less than US $100,000 and has been entered into by INJECTO or a Subsidiary in the ordinary course of business.

                  (b)   Except as disclosed in Item 3.5 of the Disclosure
Schedule, neither INJECTO, any Subsidiary, nor, to INJECTO's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which INJECTO or any Subsidiary is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by INJECTO or any Subsidiary or, to the knowledge of INJECTO, any other person or entity. Neither INJECTO nor any
Subsidiary has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

     3.6   Compliance with Law. (a) Except as set forth in Item 3.6 of the
Disclosure Schedule, neither INJECTO nor any Subsidiary is conducting its respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Neither INJECTO nor any Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

                  (a)   Each of INJECTO and the Subsidiaries is in compliance in
all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health.
There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of, INJECTO threatened against INJECTO or any of the Subsidiaries that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that INJECTO has reason to believe are likely to give rise to any material liability or other obligations of
INJECTO or any Subsidiary under any environmental laws.

     3.7   No Adverse Changes. Except as set forth in Item 3.7 of the Disclosure
Schedule, since inception, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of INJECTO and the Subsidiaries as reflected in the
INJECTO Financial Statements, (b) any material loss sustained by INJECTO or any
Subsidiary, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of INJECTO 's or any Subsidiary's business, or (c) to the best knowledge of INJECTO, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of
INJECTO or any Subsidiary; it being understood and acknowledged that INJECTO has been substantially reducing its operations for some time.

     3.8   Litigation.

                  (a)   Except as set forth in Item 3.8 of the Disclosure
Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of INJECTO, threatened, against or affecting the business of INJECTO or any Subsidiary, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of
INJECTO, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

                  (b)   there is no outstanding judgment, order, writ, ruling,
injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of INJECTO or any
Subsidiary; and (c) neither INJECTO nor any Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     3.9   Patents; Trademarks and Intellectual Property Rights. Each of INJECTO
and the Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither INJECTO nor any Subsidiary is bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

     3.10  Brokers. Except as set forth on Item 3.10 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by INJECTO directly with the Sellers without the intervention of any Person on behalf of the Sellers in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

                                       10

     3.11  Purchase for Investment.

                  (a)   Each Seller is acquiring the Company Shares for
investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

                  (b)   Each Seller understands that the Company Shares are not
registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

     3.12  Restricted Securities. Each Seller understands that the Company
Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                                    ARTICLE IV
                                  INDEMNIFICATION

     4.1   Indemnity of the Company and the Shareholders. The Company and the
Shareholders agree to jointly and severally defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses")
asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or the Shareholders or in any document or certificate delivered by the Company or the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby. Notwithstanding the foregoing, the Shareholders shall have no monetary obligation hereunder in excess of the greater of either $50,000 U.S. dollars, or the monetary value of 100,000 shares of the Company's Common Stock (the "Pledged
Shares") which are to be deposited with the Company or its designee at the
Closing pursuant to a Pledge Agreement in form and substance satisfactory to the
Sellers. For purposes of any claim hereunder, the Pledge Shares shall be valued at $0.50 US Dollars per share. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

                                       11

     4.2   Indemnity of the Sellers. Each of the Sellers agrees to defend, indemnify and hold harmless the Company from and against, and to reimburse the
Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the applicable Seller or in any document or certificate delivered by the applicable Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that each Seller shall have responsibility hereunder only for the representations and warranties made by such Seller.

     4.3   Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying
Party") of any claim for indemnification arising under this Article 4. The
Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the
Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such
Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                     ARTICLE V
                                     DELIVERIES

     5.1   Items to be delivered to INJECTO prior to or at Closing by the Company.

                  (a)   articles of incorporation and amendments thereto, bylaws
and amendments thereto,  certificate of good standing in the Company's state of incorporation;

                  (b)   all applicable schedules hereto;

                  (c)   all minutes and resolutions of board of director and
shareholder meetings in possession of the Company;

                  (d)   shareholder list;

                  (e)   all financial statements and tax returns in possession
of the Company;

                  (f)   copies of all SEC filings;

                  (g)   resolution from the Company's current directors
appointing  designees of INJECTO to the Company's Board of Directors;

                                       12

                  (h)   letters of resignation from the Company's current
officers and directors to be effective upon Closing and after the appointments described in this section;

                  (i)   certificates representing fourteen million six hundred
eighty seven thousand three hundred ten (14,687,310) shares of the Company's
$0.0001 par value common stock and one million five hundred forty thousand
(1,540,000) Company Warrants issued in the denominations as set forth opposite their respective names on Schedule I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

                  (j)   copies of board, and if applicable, shareholder
resolutions approving this transaction and authorizing the issuances of the shares hereto;

                  (k)   any other document reasonably requested by INJECTO that
it deems necessary for the consummation of this transaction

     5.2   Items to be delivered to the Company prior to or at Closing by INJECTO.

                  (a)   all applicable schedules hereto;

                  (b)   resolution from INJECTO current directors appointing
designees of INJECTO to the Company's Board of Directors;

                  (c)   certificates representing 100% of INJECTO's issued and
outstanding common shares and/or special warrants as set forth opposite their respective names on Schedule I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

                  (d)   any other document reasonably requested by the Company
that it deems necessary for the consummation of this transaction.

                                        ARTICLE VI
                                    CONDITIONS PRECEDENT

     6.1   Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the
Closing, of each of the following conditions:

                  (a)   That each of the representations and warranties of the
Parties contained herein shall be true and correct to the best of each Party's knowledge at the time of the Closing date as if such representations and warranties were made at such time; and

                  (b)   That the Parties shall have  performed or complied with
all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

                                       13

     6.2   Conditions to Obligations of Sellers. The obligations of Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

                  None.

                                   ARTICLE VII
                                   TERMINATION

     7.1   Termination. This Agreement may be terminated at any time before or, at Closing, by:

                  (a)   The mutual agreement of the Parties;

                  (b)   Any party if:

                        (i)   Any  provision of this Agreement applicable to a
                              party shall be materially untrue or fail to be
                              accomplished;

                       (ii)   Any legal proceeding shall have been instituted or
                              shall be imminently threatening to delay, restrain
                              or prevent the consummation of this Agreement; or

                  (c)   Upon termination of this Agreement for any reason, in
accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

                                     ARTICLE VIII
                                     MISCELLANEOUS

     8.1   Survival of Representations, Warranties and Agreements. All
representations and warranties and statements made by a party to in this
Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     8.2   Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof.
Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

                                       14

     8.3   Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this
Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action. INJECTO hereby agrees to obtain approval of the Company prior to the filing of any document or notice with any regulatory agency or the distribution or publishing of any press release or notice regarding the Company. INJECTO agrees to release to the Company the use and ownership of the name "Celebrity Entertainment" or any names, trademarks, copyrights, service marks, or other titles that were or may be associated with the Company prior to this Agreement.

     8.4   Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  If to the Company and the Shareholders:

                  Celebrity Entertainment, Inc.
                  P. O. Box 2654
                  Palm Beach, Florida  33480

                  Fax:  (561) 828-2344

                  If to the Sellers:
                  Injecto-Matic Systems Inc.
                  53 Churchhill Drive, Unit 1
                  Barrie, Ontario
                  L4N 8Z5  Canada

                  Fax: (705) 734-2709

                                       15

     8.5   Entire Agreement. This Agreement, the Disclosure Schedule and any
instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

     8.6   Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     8.7   Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     8.8   Counterparts. This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9   Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.
References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

     8.10  Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this
Agreement enforceable.

                                       16

        IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first set forth above.

                                         CELEBRITY ENTERTAINMENT, INC.

                                         By: /s/ J. William Metzger
                                                J. William Metzger
                                             Executive Vice-President

                                         INJECTOMATIC SYSTEMS, INC.

                                         By: /s/ James Angus
                                                 James Angus, President and Chairman

                                         SELLERS:

                                         By: /s/ James Angus
                                                 James Angus, as Depository for the Sellers

                                         SHAREHOLDERS:

                                             /s/ J. William Metzger
                                                 J. William Metzger

                                                /s/ James J. McNamara
                                                    James J. McNamara

                                       17

                                   SCHEDULE I

               Injecto-matic Systems Inc
                     Shareholders                                 Shares

                         Name                                      Total

Avon Bay Investments Ltd                                             4,000,000
Steve Barr                                                             550,000
Pat Hoey                                                                25,000
David Dattner                                                           25,000
Lori VanValkenberg                                                      25,000
Martha Kovacs Angus                                                     75,000
Jim Greenside                                                           25,000
Kathy Greenside                                                         25,000
Jim Angus                                                               25,000
David Hughes                                                            25,000
Cheryl Cheslea                                                         165,000
Cynthia Garner                                                          35,000
Chris Tomkinson                                                         50,000
Tim Laine                                                               25,000
Joanne Garner                                                          150,000
Eloise Baerg                                                            25,000
Stewart Garner                                                         537,500
2001457 Ontario Inc.                                                   127,500
Steve Neal                                                              25,000
Shayne Corson                                                          400,000
2008358 Ontario Inc.                                                   618,473
Bruce McCron                                                         1,000,000
Select Investments                                                     200,000
Stephen Ruben                                                           50,000
Michael Co.# 1                                                         250,000
Michael Co.#2                                                          250,000

                                                     ---------------------------
                                                                     8,708,473
                                                     ===========================
Celebrity Shares
                    Jeff Wolburgh                                      100,000
                    Jeff Wolburgh                                      100,000
                    Jeff Wolburgh                                      182,368
               Select Investments, Ltd.                                400,000
                      John Gavin                                       100,000
                     Denny Burns                                       100,000
                    Stewart Garner                                     100,000
                    Stewart Garner                                     100,000
                    Stewart Garner                                     100,000
                     Dale Shirley                                       50,000
                    Shayne Corson                                      100,000
                    Shayne Corson                                      300,000
                                                     ---------------------------
                                                                     1,732,368
                                                     ===========================
TOTAL IMSI                                                          10,440,841

Other Shares
     Settlements                                                     3,126,155
     Stanley Group                                                     372,368
     Emerging Growth Partners                                          747,946
                                                     ---------------------------
TOTAL OTHER                                                          4,246,469
                                                     ===========================
GRAND TOTAL TO BE ISSUED                                            14,687,310
Previously Outstanding Celebrity                                       262,690
                                                     ---------------------------
Total Outstanding                                                   14,950,000

                                       18

                                   SCHEDULE II

                                DEPOSIT AGREEMENT

THIS DEPOSIT AGREEMENT is made as of the ___day  of  ________________, 2003.

BETWEEN:

         Injecto-Matic Systems, Inc.,  (hereinafter referred to as the "Company")

                                                               OF THE FIRST PART

         - and -

         James Angus, (hereinafter referred to as the "Depositary")

                                                              OF THE SECOND PART

WITNESSES THAT, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

     1.1   Definitions.  In this Agreement, the following terms have the following meanings:

                  (a)   "the Company" means Injecto-Matic Systemcs Inc., a
corporation incorporated under the laws of Ontario, and any successor corporation;

                  (b)   "Acknowledgement" means the acknowledgement by a
Participant that Shares are held by the Depositary in accordance with the terms of this Agreement, which acknowledgement shall be in the form attached hereto as
Schedule "B";

                  (c)   "Agreement" means this agreement as it may from time to
time be supplemented or amended;

                  (d)   "Board" means the board of directors of the Company as
constituted from time to time;

                  (e)   "Closing Date" shall mean the date which is one business
day following the date on which all Participants have executed and delivered
Acknowledgements to the Company;

                  (f)   "Depositary" means James Angus and his successors from
time to time or such other party which is named as the Depositary under this
Agreement;

                  (g)   "Deposit Certificate" means a certificate evidencing
that the Depositary holds Shares pursuant to this Agreement, which shall be in the form attached hereto as Schedule "A", or such other form as may from time to time be authorized to be issued in accordance with this Agreement;

                  (h)   "Participant" means the persons for whom Shares have
been issued to the Depositary, subject to each such Participant executing an
Acknowledgement;

                  (i)   "Person" includes an individual, a partnership, an
incorporated company, an unincorporated association, a trust, an executor, an administrator or a legal or personal representative, or any other entity;

                  (j)   "Share" means, with respect to a Participant, any common
share in the capital stock of the Company issued to the Depositary for the benefit of the Participant subject to the terms of this Agreement;

                  (k)   "Shell" means a U.S. (i) a reporting company in good
standing under the 1934 U.S. Act, or (ii) a listed company on the NASD pink sheets or a NASD company on the OTCBB or (iii) a reporting issuer in good standing in any Canadian Jurisdiction.

                  (l)   "Warrants" means, with respect to a Participant, any
warrant to acquire common shares of the Company and further warrants to acquire common shares of the Company, issued to the Depositary for the benefit of the
Participant subject to the terms of this Agreement.

     1.2  Headings. The headings in this Agreement are for convenience of reference only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

     1.3   Gender and Number. Words importing the singular number only shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

     1.4   Severability. Any provision of this Agreement which is or is deemed to be void, prohibited or unenforceable in any jurisdiction, against any party, or in respect of any particular right or obligation to which such provision would otherwise be applicable, shall be ineffective to the extent of such voidness, prohibition or unenforceability without in any way affecting the validity or enforceability of (i) such provision in any other jurisdiction, against any other party or in respect of any other rights or obligations to which such provision is applicable, or (ii) any other provision of this
Agreement.

     1.5   Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the Company, the Depositary and the
Participants shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

                                    ARTICLE 2
        DEPOSIT OF SHARES AND WARRANTS AND ISSUE OF DEPOSIT CERTIFICATES

     2.1   Deposit of Shares and Warrants. On the Closing Date, the Company
will deposit with the Depositary a share certificate in respect of all Shares and Warrants for which the Participants have delivered Acknowledgements. The
Depositary shall hold all Shares and Warrants so deposited as nominee for the respective Participants under this Agreement upon and subject to the terms of this Agreement. Except as expressly provided in this Agreement, no deposited
Shares and Warrants or certificates therefor may be withdrawn from deposit without the written consent of the Depositary and the Company until termination of this Agreement.

     2.2   Issue of Deposit Certificates. The Depositary shall issue and deliver to each Participant a Deposit Certificate, in or substantially in the form of
Schedule "A" to this Agreement, or in such other form as may from time to time be determined by the Company and the Depositary, certifying that the Depositary holds the number of Shares and Warrants, if any, referred to in such Deposit
Certificate on behalf of the Participant. The Depositary shall at all times ensure that the number of Shares and Warrants of the Company held by it in its capacity as Depositary under this Agreement is equivalent to the aggregate number of all Shares and Warrants referred to in the outstanding Deposit
Certificates issued by it.

     2.3   Issuance of Replacement Deposit Certificate. In case any Deposit
Certificate shall become mutilated or be lost, destroyed or stolen, the
Depositary may issue and deliver in exchange for and upon cancellation of such mutilated Deposited Certificate or in lieu of the Deposit Certificate so lost, destroyed or stolen a new Deposit Certificate referring to the same number of
Shares upon, in case of loss, destruction or theft, the production of evidence thereof and upon receipt of such indemnity as is satisfactory to the Depositary.

                                    ARTICLE 3
                      REGISTRATION OF DEPOSIT CERTIFICATES

     3.1   Participant Register. The Depositary shall maintain, or cause to be maintained, a register which shall contain the names and addresses of all
Participants for Shares and Warrants which are held under this Agreement, the number of Shares and Warrants so held and a record of all issues and cancellations of Deposit Certificates which register may be inspected by the
Company and/or any director of the Company upon reasonable notice to the
Depositary.

     3.2   Transferability of Shares and Warrants Represented By Deposit
Certificates. No Participant shall be entitled to transfer, assign, pledge, or otherwise encumber or dispose of any Deposit Certificate or any Shares and
Warrants represented by a Deposit Certificate held by him otherwise than in accordance with Section 4.4 and Article 5 hereof without the written consent of the Depositary.

                                    ARTICLE 4
 RIGHTS OF HOLDERS OF DEPOSIT CERTIFICATES AND CERTAIN OBLIGATIONS OF THE DEPOSITARY

     4.1   Distributions. Each holder of a Deposit Certificate as beneficial owner of the Shares and Warrants represented thereby shall be entitled to receive promptly from the Depositary payment by cheque equivalent in amount to cash dividends or distributions, if any, received by the Depositary upon that number of Shares and Warrants represented by such holder's Deposit Certificate.
In lieu of the foregoing procedure for the payment of dividends or other distributions through the Depositary, the Depositary is hereby authorized to give the Company appropriate instructions so that the Company can make the payments directly to Participants.

     4.2   Distribution of Shareholder Material. The Company will, in consultation with the Depositary, arrange to forward to each Participant at the address of such Participant appearing in the register referred to in Section
3.1, a copy of all financial statements, annual reports and such other material that the Company considers, in consultation with the Depositary, advisable.

     4.3   Purchase of Additional Shares and Warrants. If at any time the holders of Shares and Warrants become entitled, pursuant to any applicable legislation or otherwise, to subscribe for any additional shares or warrants of the Company or to purchase any outstanding shares or warrants of the Company, the Depositary will take such steps as may be reasonably required in the circumstances to notify the Participants of such entitlement and will, on receipt of any necessary instructions, information and payments within the time frames applicable to the exercise of such rights, take such steps as may be reasonably necessary to allow the holders of the Deposit Certificates to exercise such rights. All shares or warrants so purchased by a Participant shall be deposited with the Depositary and held under this Agreement and the
Depositary shall issue and cause to be issued Deposit Certificates in respect of such shares or warrants to the applicable Participants and such shares or warrants shall thereafter be considered to be "Shares" or "Warrants" for the purposes hereof. The provisions of this section shall apply mutatis mutandis with respect to any rights to sell any Shares and Warrants which may arise pursuant to any applicable legislation or otherwise.

     4.4   Right to Receive Shares and Warrants. On the termination of this
Agreement, each Deposit Certificate shall entitle the holder thereof, or his or her executors, administrators, legal personal representatives or successors, or his, her or their attorney duly appointed by an instrument in writing in form satisfactory to the Depositary, to certificates representing the number of
Shares and Warrants referred to therein (or upon the closing of the Acquisition
Agreement referred to in Section 5.2 below, the certificates representing the number of shares and share purchase warrants of the Company to which the holder becomes entitled in accordance with the provisions of Section 5.2) against surrender of such Deposit Certificate, duly endorsed. The number of Shares and
Warrants, or shares and share purchase warrants of the Company, as the case may be, represented by Deposit Certificates will be subject to proportionate adjustment in the event of stock consolidations, subdivisions or similar events.

                                    ARTICLE 5
                    TRANSFER AND SALE OF SHARES AND WARRANTS

     5.1   Transfer of Shares and Warrants to the Company. If the Company
becomes obligated or entitled (whether pursuant to applicable legislation, rights attaching to the Shares and Warrants, the provisions of this or any other agreement, or otherwise) to repurchase or redeem any Shares and Warrants, the
Company will provide to the Depositary (a) a notice specifying the nature of such obligation or entitlement and requesting delivery of endorsed certificates or such other documents or assignments as may be reasonably requested by the
Company in respect of the applicable Shares and Warrants, (b) evidence of Board approval of such repurchase or redemption, and (c) confirmation of compliance with any legislation applicable to such repurchase or redemption. The Depositary shall thereupon provide a copy of all such materials to the Participants. The
Depositary shall deliver up to the Company certificates for the Shares and
Warrants in respect of which such right or obligation is being exercised, which certificates shall be endorsed for transfer to the Company and any other document or material required by the Company (including, where required, Deposit
Certificates or applicable declarations, releases and indemnities respecting such Deposit Certificates). As soon as practical thereafter, the Company will forward to the applicable Participants the purchase or redemption price payable with respect to such repurchase or redemption or, where applicable, apply such purchase price in the manner provided in such legislation, share rights, or agreement against delivery to the Depositary of the respective Deposit
Certificates. In the event of the purchase for cancellation or redemption of all of the Shares and Warrants, the Deposit Certificates shall forthwith cease to be of any force or effect except to evidence the right of the Participant specified therein to receive his pro rata share of any proceeds from such purchase or redemption.

     5.2   Share and Warrant Acquisition. The parties acknowledge that the
Company and the shareholders of the Company (including the Depositary) propose to enter into an agreement (hereinafter referred to as the "Acquisition
Agreement") with a Shell whereby the shareholders of the Company (including the
Depositary on behalf of the Participants) will sell all of the Shares and
Warrants to a Shell, in exchange for shares in the capital of the Shell. The
Depositary shall be entitled, as acting for and on behalf of the Participants, to enter into the Acquisition Agreement, to tender and transfer the Shares and
Warrants held by the Depositary to the Shell in exchange for shares of the
Shell, and to execute and deliver such documents and to take such steps as may be necessary to give effect to the sale and disposition of the Shares and
Warrants held by the Depositary. Following the tender and transfer of the Shares and Warrants in exchange for shares of the Shell, as provided for in this section, all Deposit Certificates representing such Shares and Warrants will be deemed to evidence only the entitlement of the applicable Participant to receive a proportionate number of the shares of the Shell which the Depositary receives as consideration in respect of the tender and transfer of such Shares and
Warrants. Forthwith upon receipt by the Depositary of any shares of the Shell, the Depositary shall deliver certificates and instruments representing same to the Participants in the amounts to which they are entitled.

                                    ARTICLE 6
                                   DEPOSITARY

     6.1   Appointment of Depositary. The Participants hereby appoint as their attorney, nominee and representative for all purposes in relation to the Shares and Warrants, including the purposes described in Section 6.2 and all transactions described in this Agreement, the Depositary from time to time under this Agreement.

     6.2   Powers of Depositary. Without limiting the generality of Section 6.1, until this Agreement is terminated, the Depositary in its capacity as representative of the Participants shall possess and exercise on behalf of the
Participants the following powers and authorities without further or other authorization from, and free from any control of the Participants:

                  (a)   to vote and to take part in and consent to any corporate
shareholders' action in respect of any Shares deposited hereunder which voting and consensual rights may be exercised by the Depositary, in writing, in person or by proxy and in respect of such matters and in such manner as may be determined from time to time by the Depositary in its absolute discretion provided that the Depositary shall not at any time be required to exercise such rights and shall be entitled to abstain from exercising any such rights where it deems it appropriate to abstain;

                  (b)   to amend this Agreement in accordance with the
provisions of Section 7.5 hereof, provided that no amendment may be made that affects the number of Shares and Warrants which the Depositary holds on behalf of any Participant without the written consent of that Participant;

                  (c)   to negotiate and execute one or more agreements with
other holders of shares in the capital of the Company on terms and conditions satisfactory to the Depositary relating to any one or more of the following issues:

                        (i)      organization and management of the Company;

                        (ii)     the issuance and transfer of shares and share
                                 purchase warrants to acquire shares in the
                                 capital of the Company (including
                                 pre-emptive rights, rights of first refusal
                                 purchases for cancellation and including the
                                 transfer contemplated pursuant to the
                                 provisions of Section 5.2 above); and

                        (iii)    any other matter relating to the rights of a
                                 holder of shares or purchase warrants to
                                 acquire shares in the capital of the Company
                                 and the obligations of such holder to other
                                 such holders;

                  (d)   to execute agreements in exercise of the Depositary's
powers hereunder on behalf of the Participants, and to agree to supplements, amendments or restatements from time to time to any such agreements on terms and provisions satisfactory to the Depositary; and

                  (e)   to negotiate and enter into amendments to this Agreement
with specific Participants should the need arise.

                  (f)   to execute the Share Exchange Agreement between the
Company and the Shell dated as of the _____ day of _______________, 2003

     6.3   Expenses of the Depositary. All costs, charges and expenses of the
Depositary including, but not limited to, expenses incurred in respect of
Section 6.8(b) hereof, arising out of or connected with this Agreement shall be paid by the Company.

     6.4   Resignation and Removal of the Depositary.  The Depositary may resign as Depositary by delivery of a written resignation to the Board, such resignation to be effective upon the date specified in the written resignation provided that such date shall not be less than thirty days following the giving of notice. The Depositary holds the office under this Agreement at the pleasure of the Board. Upon resignation or removal of the Depositary, or upon the
Depositary otherwise ceasing to be the Depositary under this Agreement, the
Depositary shall execute and deliver such documents as may be required for the purpose of conveying any Shares or Warrants and other property held by the
Depositary under this Agreement to a new Depositary.

     6.5   Selection of the Depositary. In the event of removal or resignation of the Depositary, or by the Depositary otherwise ceasing to be the Depositary under this Agreement, a new Depositary shall be selected by the Board. The new
Depositary shall execute, acknowledge and deliver to the Company an instrument accepting such appointment or shall endorse such acknowledgement on a counterpart of this Agreement and deliver such counterpart to the Company.

     6.6   Actions by the Depositary. Any actions respecting this Agreement may be taken, and any agreement, document or other instrument in writing may be executed, by the Depositary or by any other Person pursuant to the authorization of, or upon ratification by the action of, the Depositary. Any such agreement, document or other instrument in writing shall be binding on the Depositary only in its capacity as a depositary, nominee or representative under this Agreement.

     6.7   Protection of the Depositary. By way of supplement to the provisions of law or of any statutes for the time being in effect, it is agreed by the
Company and the Participants that:

                  (a)   the Depositary shall not incur any liability or
responsibility by reason of any error of law or mistake or any matter or thing done or omitted to be done under or in relation to this Agreement, except for losses resulting directly from its wilful and wrongful neglect or default; and

                  (b)   the Depositary may in relation to this Agreement, act on
the opinion or advice of any lawyer, broker or other expert and shall not be responsible for any loss occasioned by so acting and shall incur no liability or responsibility for deciding in good faith not to act upon any such opinion or advice.

     6.8   Indemnity. The Company hereby agrees to be liable for and
indemnify and save harmless the Depositary of and from all manner of actions, causes of action, proceedings, claims, demands, losses, costs, damages and expenses whatsoever which may be brought or made against the Depositary or which the Depositary may sustain, pay or incur by reason of (a) the status of the
Depositary as registered holder of the Shares and Warrants, or as a depositary, nominee or representative under this Agreement, or (b) any error of law or mistake or any matter or thing done or omitted to be done under or in relation to this Agreement, except for its wilful and wrongful neglect or default.

     6.9   Acknowledgment. The Depositary acknowledges to the Company and the
Participants that it is acting purely as the depositary of Shares and Warrants and nominee and representative of the Participants for the purposes of this
Agreement and that the Depositary has no beneficial right, title or interest in the Shares or Warrants so deposited.

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1   Term. This Agreement will be effective from the date of this
Agreement until the earlier of (a) the date on which the Depositary has transferred to all of the Participants the shares of the Shell acquired by the
Depositary upon the completion of the Acquisition Agreement referred to in
Section 5.2 above; and (b) the date on which this Agreement is terminated by the
Board which the Board may do at any time in its discretion.

     7.2   Liens. If at any time tax is payable or required to be withheld by the Depositary in respect of or relating to the Shares held by the Depositary hereunder or in respect of any dividends, distributions or other rights or interest upon or in such Shares, such tax may be paid out of or withheld from any funds in its hands or out of any such dividend or distribution. If such tax has been paid by the Depositary, until the same has been so paid to the
Depositary, the amounts so paid by the Depositary shall be a lien with interest at the Toronto-Dominion Bank prime rate from time to time upon the Shares, dividends, distributions or interest held by the Depositary to which such tax may be applicable.

     7.3   Notices. Any and all notices, documents or instruments required or permitted to be given to the Company, the Depositary or the Participants under this Agreement may be validly given if delivered or sent by ordinary mail or by facsimile to such Persons at the following addresses:

           To the Company:

           Injecto-Matic Systems Inc.
           53 Churchill Drive
           Unit 1
           Barrie ON
           L4N 8Z5

           Facsimile:

           (705) 734-2709

           Attention: James Angus

           And to the Depositary:

           53 Churchill Drive
           Unit 1
           Barrie ON
           L4N 8Z5

           Facsimile:

           (705) 734-2709

           and to any Participant at that Participant's address as shown in the register referred to in Section 3.1.

           Any such notice, agreement or document so delivered in person or by facsimile will be deemed to have been received on the day it is delivered and any such notice, agreement or document forwarded by ordinary mail will be deemed to have been received on the fifth business day following delivery to the post office, or in the event of any interruption in normal mail service during such five day period, on the fifth business day following restoration of normal mail service.

     7.5   Amendment to this Agreement. Subject to Section 6.2(b), this
Agreement may be supplemented, amended or restated by agreements in writing entered into from time to time by the Company and the Depositary on its own behalf and as representative of the Participants.

     7.6   Further Assurances. The Company, the Depositary and the Participants
shall sign such further and other documents, and do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to the terms and provisions of this
Agreement and the powers, rights and authorities of the Depositary under this
Agreement.

     7.7   Execution in Counterparts. This Agreement may be executed in several counterparts shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     7.8   Facsimile Signatures. This Agreement may be executed by exchange by facsimile transmission of the respective signatures of the parties.

     7.9   Binding Nature. This Agreement shall be binding upon and to the mutual benefit of the Company, the Depositary and the Participants together with their successors and, where applicable, their personal representatives.

IN WITNESS WHEREOF this Agreement has been executed by the Company and the
Depositary as of the date first above written.

                                                     Injeco-Matic Systems Inc.

                                                     Per:______________________________c/s
                                                         Jim Angus

______________________________                           ______________________________
         Witness                                         Jim Angus, as Depository

                                  SCHEDULE "A"

                 DEPOSIT CERTIFICATE UNDER THE DEPOSIT AGREEMENT

                                                           __________     Shares

                                                           __________   Warrants

1.       Certificate. This Deposit Certificate certifies that James Angus (the
"Depositary") holds, on behalf of _______________________________, pursuant to an agreement dated as of ______________________, 2003 (the "Deposit Agreement"),
the number of shares (the "Shares") and share purchase warrants (the "Warrants")
to acquire shares of Injecto-Matic Systems Inc. (the "Company") shown above.

2.       Subject to Deposit Agreement. This Deposit Certificate is issued pursuant to and subject to the Deposit Agreement which, among other things, establishes the rights of the holders of Deposit Certificates and the rights, powers, duties and discretions of the Depositary including the right of the
Depositary to tender the Shares and Warrants in relation to the sale or purchase for cancellation thereof as provided in the Deposit Agreement. The holder of this Deposit Certificate, by acceptance hereof, assents to the terms and conditions of the Deposit Agreement and agrees to be bound thereby.

3.       Dividends. Until termination of the Deposit Agreement, the holder of this Deposit Certificate as beneficial owner of the above-mentioned Shares of the Company is entitled to receive payments equal to the amount of the cash dividend or distribution payments, if any, received by the Depositary or its successors on such Shares.

4.       Voting Rights to be Exercised by  Depositary. While the Deposit
Agreement is in effect, and without in any way limiting the rights of the
Depositary under the Deposit Agreement, the Depositary as representative of the holders of Deposit Certificates shall exclusively possess and be entitled to exercise all the rights of voting and taking part in and consenting to any corporate or shareholders' actions respecting the Shares of the Company deposited with the Depositary in accordance with the terms of the Deposit
Agreement. The Depositary, as representative for and on behalf of the holders of
Deposit Certificates is also authorized to negotiate and enter into agreements with other holders of the shares of the Company and/or *, as the case may be.

5.       Transfer. There is no right to transfer, assign, pledge or otherwise deal with this Deposit Certificate except by way of a surrender of this
Certificate to the Depositary as permitted by the Deposit Agreement in connection with certain transfers of the Shares and Warrants represented by this
Deposit Certificate and by the issue of a replacement Deposit Certificate as permitted in certain circumstances by the Deposit Agreement. THE TRANSFER,
ASSIGNMENT, PLEDGE OR DISPOSITION OF THIS DEPOSIT CERTIFICATE AND OF THE SHARES
AND WARRANTS OF THE COMPANY REPRESENTED HEREBY IS LIMITED BY, AND EXPRESSLY
SUBJECT TO, THE PROVISIONS OF THE DEPOSIT AGREEMENT.

IN WITNESS WHEREOF, the Depositary has duly executed this certificate this
__________day of  _______________, 2003.

_________________________                   _________________________
         Witness

                                  SCHEDULE "B"

                                DEPOSIT AGREEMENT
                                 ACKNOWLEDGEMENT

TO:      Injecto-Matic Systems Inc. (the "Company")

1.       Deposit  Agreement. The undersigned acknowledges having received a copy of the deposit agreement dated as of _____________ _______, 2003 (the "Deposit
Agreement") made between the Company and Jim Angus as the initial depositary
(the "Depositary"). The undersigned agrees to be bound by the terms of the
Deposit Agreement and acknowledges that the Depositary has entered into the
Deposit Agreement on behalf of the undersigned, among others.

2.       Acknowledgement and Appointment. The undersigned hereby acknowledges that the Depositary holds __________ common shares in the capital of the Company
(the "Shares") and ____________ share purchase warrants to acquire shares of the
Company (the "Warrants") on the terms set out in the Deposit Agreement and hereby appoints the Depositary as the agent, nominee, representative and true and lawful attorney of the undersigned to act on behalf of the undersigned with full power and authority to execute and deliver such documents and do such things and exercise such rights with respect to the shares or warrants so deposited as may be provided for in the Deposit Agreement or as may from time to time be necessary or desirable to fully perform all of its obligations and exercise all of its rights under the Deposit Agreement as depositary and as a nominee and representative of the undersigned. Such appointment, being coupled with an interest, is irrevocable.

         Without limiting the generality of the foregoing, the undersigned acknowledges:

(a)      that the Depositary shall have full authority and discretion to vote the Shares held by it on behalf of the undersigned as the Depositary sees fit;

(b)      that the  undersigned shall not be entitled to transfer the Shares and
Warrants or the Deposit Certificate except in accordance with the Deposit
Agreement, the articles and by-laws of the Company and the laws and regulations applicable to the Company; and

(c)      that the  Depositary has the right to transfer and sell the Shares and
Warrants as described in the Deposit Agreement.

DATED this ___ day of ______________, 2003.
                                                    ____________________________
                                                     (Signature of Participant)

                                                    Name :______________________
                                                             (Please Print)

                                                    ____________________________
                                                      (Address of Participant)

                                       19

                              DISCLOSURE SCHEDULE 2.4

[Refer to Edgar filing documents:  Celebrity Entertainment, Inc. 2002 10-KSB ]

                                       20

                              DISCLOSURE SCHEDULE 2.5

As of the Closing Date, the Company has no assets and no liabilities, except as evidenced by the Settlement Agreement and Promissory Note executed by Injecto in connection with the litigation matter between the Company and the Directors
Guild of America, et al.

                                       21

                               DISCLOSURE SCHEDULE 2.6

None.

                                       22

                               DISCLOSURE SCHEDULE 2.7

None, except as noted in Disclosure Schedule 2.5.

                                       23

                               DISCLOSURE SCHEDULE 2.8

None.

                                       24

                               DISCLOSURE SCHEDULE 2.11

None, except as noted in Disclosure Schedule 2.5.

                                       25

                               DISCLOSURE SCHEDULE 2.16

None.

                                       26

                               DISCLOSURE SCHEDULE 2.17

None, except as noted in Disclosure Schedule 2.5.

                                       27

                              DISCLOSURE SCHEDULE 3.1

None.

                                       28

                               DISCLOSURE SCHEDULE 3.3A

              Injecto-matic Systems Inc
                     Shareholders                                 Shares

                         Name                                      Total

Avon Bay Investments Ltd                                             4,000,000
Steve Barr                                                             550,000
Pat Hoey                                                                25,000
David Dattner                                                           25,000
Lori VanValkenberg                                                      25,000
Martha Kovacs Angus                                                     75,000
Jim Greenside                                                           25,000
Kathy Greenside                                                         25,000
Jim Angus                                                               25,000
David Hughes                                                            25,000
Cheryl Cheslea                                                         165,000
Cynthia Garner                                                          35,000
Chris Tomkinson                                                         50,000
Tim Laine                                                               25,000
Joanne Garner                                                          150,000
Eloise Baerg                                                            25,000
Stewart Garner                                                         537,500
2001457 Ontario Inc.                                                   127,500
Steve Neal                                                              25,000
Shayne Corson                                                          400,000
2008358 Ontario Inc.                                                   618,473
Bruce McCron                                                         1,000,000
Select Investments                                                     200,000
Stephen Ruben                                                           50,000
Michael Co.# 1                                                         250,000
Michael Co.#2                                                          250,000

                                                        ------------------------
                                                                     8,708,473
                                                        ========================

                                       29

                              DISCLOSURE SCHEDULE 3.3B

None.

                                       30

                               DISCLOSURE SCHEDULE 3.4

None.

                                       31

                              DISCLOSURE SCHEDULE 3.5

None.

                                       32

                               DISCLOSURE SCHEDULE 3.6

None.

                                       33

                               DISCLOSURE SCHEDULE 3.7

None.

                                       34

                               DISCLOSURE SCHEDULE 3.8

None.

                                       35

                                 DISCLOSURE SCHEDULE 3.10

None.

                                       36